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                                                                   EXHIBIT 10.51

                                 PROMISSORY NOTE

$5,000,000.00                                    Date:  as of December 31, 1998

      FOR VALUE RECEIVED, the undersigned (the "Maker") promises to pay to the order of U-Haul International, Inc., ("Payee") a Nevada corporation, at 2727 North Central Avenue, Phoenix, Arizona 85004, or at such other address as the holder hereof may from time to time designate in writing, without defalcation or offset, the principal sum of up to Five Million Dollars, payable with interest at nine percent (9%) per annum in quarterly installments equal to the quarterly disbursements made to Maker (the "Borrower") directly or indirectly pursuant to certain Collection Account Agreements to which the Borrower is a party and which relate to the mortgage loans on certain real estate owned directly or indirectly by Maker (but only after such quarterly disbursements become available after satisfying pre-existing loan obligations under other notes payable to Payee), payable within ten (10) days each such disbursement is made to the Borrower and continuing until December 31, 2008, when any remaining outstanding principal balance and accrued but unpaid interest thereon is due and payable. The principal balance of this Note may increase, from time to time, up to the $5,000,000.00 face amount according to the disbursements made by Payee to Maker.

      Interest shall be computed from the date of this Note until paid based on a three hundred sixty (360) day year of twelve equal thirty-day months. Interest shall be compounded monthly.

      Notwithstanding any provision herein, the total liability for payments of interest or in the nature of interest, shall not exceed the limits now imposed by the applicable usury law including the choice of law rules. In the event of the acceleration of this Note, the total charges for interest and in the nature of interest shall not exceed the maximum amount allowed by law and any excess portion of such charges that may have been prepaid shall be refunded to the Maker hereof. Such refund shall be made by application of the amount involved against the sums due hereunder, but such crediting shall not cure or waive the default occasioning acceleration.

      Maker shall, at any time, have the right to prepay, without penalty or premium, all or any portion of the loan evidenced by this Note upon at least ten
(10) days advance notice to Payee. No prepayment may be made, however, on any date other than a regularly scheduled payment date.

      If any installment of interest or principal or any other payment is not paid by Maker within the time periods hereinafter set forth, then there shall also be immediately due and payable a late charge at the rate of five ($.05) cents for each dollar of such delinquent payment. It is further understood that subject to the provisions hereinafter set forth with regard to grace periods of such default should there be any default in the payment of any installment of interest or principal on the date on which it shall fall due, or in the performance of any of the agreements, conditions, covenants, provisions or stipulations contained in this Note, then Payee, at its option and after the expiration of the grace period, if any, hereinafter set forth, may declare immediately due and payable the entire unpaid balance of principal with interest accrued thereon; and payment thereof of may be enforced and recovered in whole or in part at any time by one or

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more of the remedies provided to Payee in this Note. In such case Payee may also recover all costs of suit and other expenses in connection therewith, together with reasonable attorney's fees.

      Any check, draft, money order, or other instrument given in payment of all or any portion of this Note may be accepted by Payee and handled for collection, but the acceptance of the check, draft, money order, or other instrument will not constitute payment under the Note or diminish any of Payee's rights under the Note unless and until actual cash proceeds are unconditionally received by Payee and applied to the indebtedness evidenced by this Note. Unless a default under this Note has occurred and is continuing, all payments made by Maker under this Note shall be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to interest which is due and payable under this Note; and (iii) third, the remainder to principal due and payable under this Note. If a default under this Note has occurred and is continuing, all payments made by Maker under this Note shall be applied to the sums due under this Note in any order or combination that Payee may determine, in its sole discretion.

      Maker and all endorsers, sureties and, guarantors hereby jointly and severally waive presentment for payment, demand, notice of demand, notice on nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

      The rights and remedies of the Payee under this Note are intended to be cumulative and concurrent and may be pursued singularly, successively, or together against Maker and all sureties, successively, or together against Maker and all sureties, guarantors, and endorsers of the Note, or any of them. If there is more than one Maker, the obligations and covenants of each Maker shall be joint and several.

      Payee shall not be deemed, by an act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

      A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

      Notwithstanding any provision herein, this Note shall be nonrecourse to Maker.


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      Time is of the strictest essence in the payment and performance by Maker under this Note.

      This instrument shall be governed by and construed according to the laws of the State of Arizona.

      IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has duly executed this Note and has caused it to be duly attested, effective as of the day and year first above written.

"MAKER"

Five SAC Self-Storage Corporation


_________________________________
Bruce G.  Brockhagen, Secretary


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